MNP Petroleum Corporation
Bahnhofstrasse 9, P.O. Box 1259
CH-6341 Baar, Switzerland  6341

December 1, 2015

To:  TSX Venture Exchange

Dear Sirs:

Subject:      MNP Petroleum Corporation (the “Company”)

Notice of Meeting and Record Date

We are pleased to confirm the following information with respect to the Company’s upcoming meeting of stockholders:

Meeting Type:                                                                                  Annual and Special Meeting
Record Date for Notice of Meeting:                                                 December 29, 2015
Record Date for Voting (if applicable):                                            December 29, 2015
Beneficial Ownership Determination Date:                                      December 29, 2015
Meeting Date:                                                                                    February 19, 2016
Meeting Location:	Hotel Sedartis, Bahnhofstrasse 16
      8800 Thalwil, Switzerland

Yours truly,

MNP Petroleum Corporation

“Peter-Mark Vogel”
Peter-Mark Vogel
Chief Financial Officer, Treasurer and Secretary